Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

GENETRONICS BIOMEDICAL CORPORATION

FIRST:                                                            The name of the corporation is Genetronics Biomedical Corporation (hereinafter sometimes referred to as the “Corporation”).

SECOND:                                             The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of the initial registered agent therein and in charge thereof, upon whom process against the corporation may be served is The Corporation Trust Company.

THIRD:                                                        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:                                            STOCK
The Corporation is authorized to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000, $0.001 par value per share. The shares of Preferred Stock shall initially be undesignated as to series.

The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

FIFTH:                                                           The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.                                      The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.                                      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.                                     Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

SIXTH:

A.                                    The number of directors shall initially be set at eight (8) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be elected at each annual meeting of the shareholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B.                                      Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.                                      Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of .the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH:                                       The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:                                                 A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:                                                       The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

TENTH:                                                     The name and mailing address of the incorporator is:

Mervyn McCulloch
11199 Sorrento Valley Road
San Diego, CA 92121-1334

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this day, May 23, 2001.

/s/ Mervyn McCulloch
Mervyn McCulloch, Incorporator

[SEAL]

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
GENETRONICS BIOMEDICAL CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, Avtar Dhillon, President and Chief Executive Officer of Genetronics Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,

FIRST:                                    That the name of the Corporation is GENETRONICS BIOMEDICAL CORPORATION (hereinafter the “Corporation”);

SECOND:                     The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“ARTICLE 4 – AUTHORIZED CAPITAL:

The Corporation is authorized to issue two classes of shares designated, respectively, “Preferred Stock” and “Common Stock”. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 300,000,000, $0.001 par value per share. The shares of Preferred Stock shall initially be undesignated as to series.

The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

THIRD:                                That said amendment was duly adopted, in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

IN WITNESS WHEREOF, said Board of Directors of Genetronics Biomedical Corporation have caused this Certificate to be signed by its Chief Executive Officer and President, Avtar Dhillon, and attested by Peter Kies, its Chief Financial Officer, this 21 day of November, 2002.

GENETRONICS BIOMEDICAL CORPORATION

By:	/s/ Avtar Dhillon
Avtar Dhillon
Chief Executive Officer and President

Attest:

By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer

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CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
of
SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
of
GENETRONICS BIOMEDICAL CORPORATION

GENETRONICS BIOMEDICAL CORPORATION , a Delaware corporation (the “Corporation”), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article 4, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 1,000 shares, par value $0.001 per share, to be designated “Series A Cumulative Convertible Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”); and be it

RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1.              Dividends . The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation’s Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

(a)            Dividends on the Convertible Preferred Stock shall accrue solely for a period of three years from the date of original issuance of the shares of Convertible Preferred Stock (the “Date of Original Issue”), shall be cumulative from the Date of Original Issue, and such dividends shall be payable, whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in either (i) cash or (ii) at the Corporation’s option solely under the circumstances set forth in the following sentence in shares of the Corporation’s Common Stock (the “Common Stock”), as set forth below, in arrears, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 2003 (the “Initial Dividend Payment Date”) except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. The Corporation shall have the right to pay any dividend in shares of Common Stock if the Current Market Value (as defined clause (2) of the definition thereof below) on the Dividend Payment Date equals or exceeds the Conversion Value, as hereinafter defined, then in effect for the Convertible Preferred Stock.  If the Corporation elects hereunder to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within three (3) business days after such Dividend Payment Date. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation’s stock register on the record date. The record date, which shall not be greater than five (5) days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

(b)            The dividend rate (the “Dividend Rate”) on each share of Convertible Preferred Stock shall be 6% per share per annum on $10,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the “Dividend Value”) shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference. If, at the sole option of the Corporation, a dividend is to be paid in Common Stock in accordance with Section 1(a) above, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(1)            if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(2)            if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days

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immediately before such date. The daily market price for each such trading day shall be (i) the closing price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the “NASD”) selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the “Daily Market Price”).

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation’s authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Preferred Stock then outstanding.

(c)            Except for cumulative dividends on the Series B Cumulative Convertible Preferred Stock provided in Section 1(a) of the Certificate of Designations of the Series B Preferred Stock or as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

(d)            The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of

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Common Stock at the then current Conversion Value (as hereinafter defined).

2.              Voting Rights . Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3.              Rights on Liquidation .

(a)            In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive, pari passu with the holders of the Corporation’s Series B Cumulative Convertible Preferred Stock (“Series B Cumulative Convertible Preferred Stock”), payment out of such assets of the Corporation in an amount equal to $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the “Liquidation Preference” for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock held by each such holder.

(b)            If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common

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Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

(c)            A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.

4.              Actions Requiring the Consent of Holders of Preferred Stock . As long as at least 20% of the number of shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding, the consent of the holders of at least a majority of the shares of Convertible Preferred Stock, at the time outstanding, given in accordance with the Certificate of Incorporation and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts:

(a)            Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (including any increase in the number of shares of Preferred Stock authorized hereunder);

(b)            Any amendment, alteration or repeal of the Certificate of Incorporation or Bylaws of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock, whether by merger, consolidation or otherwise;

(c)            With the exception of the Series B Cumulative Convertible Preferred Stock issued on the Date of Original Issue, the authorization, creation, offer or sale by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Convertible Preferred Stock in any manner;

(d)            Any increase in the number of authorized shares of, any stock of the Corporation of any class; provided, that, such actions in connection with a Change of Control shall not require approval pursuant to this Section 4(d); provided, further, that the foregoing proviso shall in no way be deemed to impair any other voting rights of the Convertible Preferred Stock set forth herein or under applicable law;

(e)            The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than the: (i) redemption of Preferred Stock pursuant to the terms hereof, (ii) redemption of the Series B Cumulative Convertible Preferred Stock pursuant to the terms thereof, (iii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the “Warrants”) under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the “Preferred Stock Purchase Agreement”), pursuant to the redemption terms of the Warrants (iv) repurchase of shares at cost from employees of the Corporation upon termination of employment with the Corporation in accordance with written agreements pursuant to which the shares were

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issued, or (v) repurchase or redemption of shares pursuant to written agreements outstanding on the Date of Original Issue; and

(f)             The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Preferred Stock or the Series B Cumulative Convertible Preferred Stock.

5.              Conversion .

(a)            Right to Convert . Subject to the limitation set forth in Section 5(h) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

(b)            Mandatory Conversion . Subject to the limitation set forth in Section 5(h) hereof, at any time after twelve months following the Original Issue Date all the outstanding Convertible Preferred Stock shall be converted at the option of the Corporation upon thirty (30) days prior written notice to the holders of the Convertible Preferred Stock (the “Notice”), following the occurrence of the following event (a “Conversion Triggering Event”), as of the expiration of the thirty day period set forth in the Notice, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock:

(i)             The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”));

(ii)            the Daily Market Price (solely as provided in clause (2)(i) or (2)(ii) of the definition of Current Market Price) of the Common Stock is greater than $2.50 per share (subject to adjustment for stock dividends, subdivisions and combinations) for twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders; and

(iii)           the average daily trading volume (subject to adjustment for stock

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dividends, subdivisions and combinations) of the Common Stock for at least twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders exceeds 100,000 shares.

“Registration Statement” shall have the meaning established in the Investor Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto.

(c)            Mechanics of Conversion .

(i)             Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(ii)            The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Preferred Stock) within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice.  If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.  The time periods for delivery described above, and for delivery of Common Stock in payment

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of dividends hereunder, shall apply to the electronic transmittals through the DWAC system.  The parties agree to coordinate with DTC to accomplish this objective.  The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date.  If the conversion has not been rescinded in accordance with this paragraph and the Corporation intentionally and willfully fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place.

The Corporation’s obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to:  (i) any offset or defense; or (ii) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designations, the Preferred Stock Purchase Agreement, the Investor Rights Agreement, the Warrants or otherwise.

(iii)           Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the effective date set forth in the Notice as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.

(d)            Beneficial Ownership Cap . To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, following the Conversion Triggering Event, on the effective date of conversion set forth in the Notice, the right to: (a) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; and (d) the participation rights provided in Section 10 hereof, (e) the redemption rights in Section 13 hereof, and (f) all other preferential contractual rights granted to holders of the Preferred Stock (but not the Common Stock), shall cease immediately.

(e)            Conversion Value . The initial conversion value for the Convertible Preferred Stock shall be $0.60 per share of Common Stock, such value to be subject to

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adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(f)             Stock Dividends, Subdivisions and Combinations . If at any time while the Preferred Stock is outstanding, the Corporation shall:

(i)             cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii)            subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g)            Certain Other Distributions . If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)             cash,

(ii)            any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

(iii)           any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the “Distributed Property”), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock (“Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of

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Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

(h)            Blocking Provisions .

(i)             Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the “Beneficial Ownership Cap”); provided that for all purposes herein, the “Beneficial Ownership Cap” shall equal 9.95% with respect to holders of Convertible Preferred Stock who, on the Date of Original Issue, beneficially own together with any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) in excess of 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be

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determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

(ii)            In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock.

(iii)           Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein.

(i)             Common Stock Reserved . The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

6.              Other Provisions Applicable to Adjustments . The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a)            When Adjustments to Be Made . The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur,

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except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which such Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)            Fractional Interests . In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)            When Adjustment Not Required . If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)            Escrow of Stock . If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7.              Merger, Consolidation or Disposition of Assets .

(a)            If, after the Date of Original Issue and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation’s Board of Directors; or (ii) a merger or consolidation of the Corporation where the holders of the Corporation’s voting securities prior to such transaction fail to continue to hold at least 50% of

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the voting power of the Corporation and such transaction is approved by the Corporation’s Board of Directors; or (iii) a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another corporation (each, a “Change of Control”), then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder’s election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election:

(i)             upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or

(ii)            at the effective time of such Change of Control, 120% of the Liquidation Preference that would have been payable immediately prior to the effective time of such Change of Control plus accrued but unpaid dividends.

If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii).

(b)            In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall have the right to expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

(c)            The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

8.              Other Action Affecting Common Stock . In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the

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Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances; provided, that the mere authorization or issuance of additional shares of capital stock of the Company shall not be considered any action in respect of its Common Stock for purposes of this Section 8.

9.              Certain Limitations . Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10.            Participation Rights .

(a)  Subject to the terms and conditions specified in this Section 10, at any time while the Convertible Preferred Stock is outstanding, the holders of shares of Convertible Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities.  Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Convertible Preferred Stock in accordance with the following provisions:

(i)             The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of shares of Convertible Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

(ii)            By written notification received by the Corporation, within ten (10) days after giving of the Issuance Notice, any holder of shares of Convertible Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder’s Pro Rata Amount (as defined below).  The “Pro Rata Amount” for any given holder of shares of Convertible Preferred Stock shall equal that portion of the Additional Securities that the Corporation proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire (without giving effect to the limitations contained in Section 5(h)) bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion and exercise of all convertible and exercisable securities then outstanding); provided , however , that in the event that any such holder exercises its right to pay the consideration for the Additional Securities purchasable hereunder with shares of Convertible Preferred Stock (as provided in Section 10(b) below), then such holder’s Pro Rata Amount shall be increased (but not decreased) to the extent necessary to equal that number of Additional Securities as are convertible into or

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exchangeable for such number of shares of Common Stock as is obtained by dividing (a) the Liquidation Preference attributable to such holder’s shares of Convertible Preferred Stock plus any accrued and unpaid dividends on such Convertible Preferred Stock by (b) the Conversion Value then in effect, and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer. The Corporation shall promptly, in writing, inform each holder of shares of Convertible Preferred Stock which elects to purchase all of the Additional Shares available to it (“Fully-Exercising Holder”) of any other holder’s failure to do likewise.  During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of shares of Convertible Preferred Stock were entitled to subscribe but which were not subscribed for by such holders which is equal to the proportion that the number of shares of Convertible Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Common Stock held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(iii)           If all Additional Securities which the holders of shares of Convertible Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, during the 75-day period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice.  If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Convertible Preferred Stock in accordance herewith.

(b)            In the event that any holder of shares of Convertible Preferred Stock exercises its participation right under this Section 10, such holder shall be entitled to use the shares of Convertible Preferred Stock as the consideration for the purchase of its allocated portion of Additional Securities pursuant to this Section 10, with the shares of Convertible Preferred Stock being valued at the Liquidation Preference plus any accrued and unpaid dividends for such purpose .

(c)            The rights of the holders of Convertible Preferred Stock under this Section 10 shall not apply to:  (A) the conversion of the Convertible Preferred Stock or the Series B Cumulative Convertible Preferred Stock, the exercise of the Warrants, or the issuance of shares of Common Stock as payment of dividends to holders of Preferred Stock or the Series B Cumulative Convertible Preferred Stock, (B) the exercise of any warrants or options (collectively, the “Existing Warrants”) outstanding on the date this Certificate of Designation is filed with the Delaware Secretary of State (the “Filing Date”), (C) the issuance (at issuance or

15

exercise prices at or above fair market value) of Common Stock, stock awards or options under, or the exercise of any options granted pursuant to, any Board-approved employee stock option or similar plan for the issuance of options or capital stock of the Corporation, or (D) the issuance of shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock.

(d)            The participation right set forth in this Section 10 may not be assigned or transferred, except that such right is assignable by each holder of shares of Convertible Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.

11.            Certificate as to Adjustments . Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

12.            Notices of Record Date . In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

13.            Redemption .

(a)            Redemption at the Holders’ Elections . If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall thereafter redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event.

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“Redemption Triggering Event” means:

(i)             the Corporation’s failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect;

(ii)            any breach of any material warranty or representation of the Corporation as of the date made in the Preferred Stock Purchase Agreement (as defined herein) or of any agreement delivered therewith which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given in writing by the holders of a majority of Preferred Stock to the Corporation (the “Breach Cure Period”); or

(iii)           any breach by the Corporation of any material covenant or other material provision of the Preferred Stock Purchase Agreement or of any agreement delivered therewith which is within the control of the Corporation, and which breach, if capable of being cured, has not been cured within the Breach Cure Period.

“Redemption Price” means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

(b)            Demand for Redemption . A holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Redemption”) to the Corporation while such Redemption Triggering Event continues specifying the following:

(i)             The approximate date and nature of the Redemption Triggering Event;

(ii)            The number of shares of Convertible Preferred Stock to be redeemed; and

(iii)           The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) any Breach Cure Period has expired.

(c)            Status of Redeemed or Purchased Shares . Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

14.            Notices . Any and all notices or other communications or deliveries required or

17

permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 11199 Sorrento Valley Road, San Diego, California 92121, facsimile: 858-597-0451, Attention: Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

15.            Stock Transfer Taxes . The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 10th day of July, 2003.

GENETRONICS BIOMEDICAL CORPORATION

By:	/s/ Avtar Dhillon
Name: Avtar Dhillon
Title: President

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Genetronics Biomedical Corporation, a Delaware corporation (the “Corporation”), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

Date of Conversion (Date of Notice)

Number of shares of Preferred Stock owned prior to Conversion

Number of shares of Preferred Stock to be Converted

Stated Value of Preferred Stock to be Converted

Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)

Applicable Conversion Value

Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):
Name:

 20

Address:

Tax ID #:

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(h) of the Certificate of Designation of the Preferred Stock.

Name of Holder

By:
Name:
Title:

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CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
of
SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
of
GENETRONICS BIOMEDICAL CORPORATION

GENETRONICS BIOMEDICAL CORPORATION , a Delaware corporation (the “Corporation”), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article 4, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 1,000 shares, par value $0.001 per share, to be designated “Series B Cumulative Convertible Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”); and be it

RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1.                                        Dividends . The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation’s Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

(a)                                   Dividends on the Convertible Preferred Stock shall accrue solely for a period of three years from the date of original issuance of the shares of Convertible Preferred Stock (the “Date of Original Issue”), shall be cumulative from the Date of Original Issue, and such dividends shall be payable, whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in either (i) cash or (ii) at the Corporation’s option solely under the circumstances set forth in the following sentence in shares of the Corporation’s Common Stock (the “Common Stock”), as set forth below, in arrears, on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”), commencing on September 30, 2003 (the “Initial Dividend Payment Date”) except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. The Corporation shall have the right to pay any dividend in shares of Common Stock if the Current Market Value (as defined clause (2) of the definition thereof below) on the Dividend Payment Date equals or exceeds the Conversion Value, as hereinafter defined, then in effect for the Convertible Preferred Stock.  If the Corporation elects hereunder to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within three (3) business days after such Dividend Payment Date. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation’s stock register on the record date. The record date, which shall not be greater than five (5) days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

(b)                                  The dividend rate (the “Dividend Rate”) on each share of Convertible Preferred Stock shall be 6% per share per annum on $10,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the “Dividend Value”) shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference. If, at the sole option of the Corporation, a dividend is to be paid in Common Stock in accordance with Section 1(a) above, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified:

(1)                                   if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(2)                                   if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the “NASD”) selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the “Daily Market Price”).

“Appraised Value” means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation’s authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation’s Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Preferred Stock then outstanding.

(c)                                   Except for cumulative dividends on the Series A Cumulative Convertible Preferred Stock provided in Section 1(a) of the Certificate of Designations of the Series A Preferred Stock or as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

(d)                                  The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of

Common Stock at the then current Conversion Value (as hereinafter defined).

2.                                        Voting Rights . Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3.                                        Rights on Liquidation .

(a)                                   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive, pari passu with the holders of the Corporation’s Series A Cumulative Convertible Preferred Stock (“Series A Cumulative Convertible Preferred Stock”), payment out of such assets of the Corporation in an amount equal to $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the “Liquidation Preference” for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock and Series A Cumulative Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock and Series A Cumulative Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock and Series A Cumulative Convertible Preferred Stock held by each such holder.

(b)                                  If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common

Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

(c)                                   A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.

4.                                        Actions Requiring the Consent of Holders of Preferred Stock . As long as at least 20% of the number of shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding, the consent of the holders of at least a majority of the shares of Convertible Preferred Stock, at the time outstanding, given in accordance with the Certificate of Incorporation and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts:

(a)                                   Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (including any increase in the number of shares of Preferred Stock authorized hereunder);

(b)                                  Any amendment, alteration or repeal of the Certificate of Incorporation or Bylaws of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock, whether by merger, consolidation or otherwise;

(c)                                   With the exception of the Series A Cumulative Convertible Preferred Stock issued on the Date of Original Issue, the authorization, creation, offer or sale by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Convertible Preferred Stock in any manner;

(d)                                  Any increase in the number of authorized shares of, any stock of the Corporation of any class; provided, that, such actions in connection with a Change of Control shall not require approval pursuant to this Section 4(d); provided, further, that the foregoing proviso shall in no way be deemed to impair any other voting rights of the Convertible Preferred Stock set forth herein or under applicable law;

(e)                                   The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than the: (i) redemption of Preferred Stock pursuant to the terms hereof, (ii) redemption of the Series A Cumulative Convertible Preferred Stock pursuant to the terms thereof, (iii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the “Warrants”) under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the “Preferred Stock Purchase Agreement”), pursuant to the redemption terms of the Warrants (iv) repurchase of shares at cost from employees of the Corporation upon termination of employment with the Corporation in accordance with written agreements pursuant to which the shares were issued, or (v) repurchase or redemption of shares pursuant to written agreements outstanding on the Date of Original Issue; and

(f)                                     The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Preferred Stock or the Series A Cumulative Convertible Preferred Stock.

5.                                        Conversion .

(a)                                   Right to Convert . Subject to the limitation set forth in Section 5(h) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

(b)                                  Mandatory Conversion . Subject to the limitation set forth in Section 5(h) hereof, at any time after twelve months following the Original Issue Date all the outstanding Convertible Preferred Stock shall be converted at the option of the Corporation upon thirty (30) days prior written notice to the holders of the Convertible Preferred Stock (the “Notice”), following the occurrence of the following event (a “Conversion Triggering Event”), as of the expiration of the thirty day period set forth in the Notice, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock:

(i)                                      The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”));

(ii)                                   the Daily Market Price (solely as provided in clause (2)(i) or (2)(ii) of the definition of Current Market Price) of the Common Stock is greater than $2.50 per share (subject to adjustment for stock dividends, subdivisions and combinations) for twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders; and

(iii)                                the average daily trading volume (subject to adjustment for stock dividends, subdivisions and combinations) of the Common Stock for at least twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders exceeds 100,000 shares.

“Registration Statement” shall have the meaning established in the Investor Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto.

(c)                                   Mechanics of Conversion .

(i)                                      Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(ii)                                   The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Preferred Stock) within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice.  If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.  The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system.  The parties agree to coordinate with DTC to accomplish this objective.  The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date.  If the conversion has not been rescinded in accordance with this paragraph and the Corporation intentionally and willfully fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place.

The Corporation’s obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to:  (i) any offset or defense; or (ii) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designations, the Preferred Stock Purchase Agreement, the Investor Rights Agreement, the Warrants or otherwise.

(iii)                                Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the effective date set forth in the Notice as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.

(d)                                  Beneficial Ownership Cap . To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, following the Conversion Triggering Event, on the effective date of conversion set forth in the Notice, the right to: (a) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; and (d) the participation rights provided in Section 10 hereof, (e) the redemption rights in Section 13 hereof, and (f) all other preferential contractual rights granted to holders of the Preferred Stock (but not the Common Stock), shall cease immediately.

(e)                                   Conversion Value . The initial conversion value for the Convertible Preferred Stock shall be $0.70 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(f)                                     Stock Dividends, Subdivisions and Combinations . If at any time while the Preferred Stock is outstanding, the Corporation shall:

(i)                                      cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii)                                   subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)                                combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g)                                  Certain Other Distributions . If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i)                                      cash,

(ii)                                   any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

(iii)                                any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the “Distributed Property”), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock (“Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of

Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

(h)                                  Blocking Provisions .

(i)                                      Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the “Beneficial Ownership Cap”); provided that for all purposes herein, the “Beneficial Ownership Cap” shall equal 9.95% with respect to holders of Convertible Preferred Stock who, on the Date of Original Issue, beneficially own together with any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) in excess of 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding.  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

(ii)                                   In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock.

(iii)                                Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein.

(i)                                      Common Stock Reserved . The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

6.                                        Other Provisions Applicable to Adjustments . The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a)                                   When Adjustments to Be Made . The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur,

except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which such Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)                                  Fractional Interests . In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c)                                   When Adjustment Not Required . If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d)                                  Escrow of Stock . If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7.                                        Merger, Consolidation or Disposition of Assets .

(a)                                   If, after the Date of Original Issue and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation’s Board of Directors; or (ii) a merger or consolidation of the Corporation where the holders of the Corporation’s voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Corporation’s Board of Directors; or (iii) a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another corporation (each, a “Change of Control”), then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder’s election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election:

(i)                                      upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or

(ii)                                   at the effective time of such Change of Control, 120% of the Liquidation Preference that would have been payable immediately prior to the effective time of such Change of Control plus accrued but unpaid dividends.

If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii).

(b)                                  In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall have the right to expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.

(c)                                   The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.

8.                                        Other Action Affecting Common Stock . In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the

Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances; provided, that the mere authorization or issuance of additional shares of capital stock of the Company shall not be considered any action in respect of its Common Stock for purposes of this Section 8.

9.                                        Certain Limitations . Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10.                                  Participation Rights .

(a)                                   Subject to the terms and conditions specified in this Section 10, at any time while the Convertible Preferred Stock is outstanding, the holders of shares of Convertible Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities.  Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Convertible Preferred Stock in accordance with the following provisions:

(i)                                      The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of shares of Convertible Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

(ii)                                   By written notification received by the Corporation, within ten (10) days after giving of the Issuance Notice, any holder of shares of Convertible Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder’s Pro Rata Amount (as defined below).  The “Pro Rata Amount” for any given holder of shares of Convertible Preferred Stock shall equal that portion of the Additional Securities that the Corporation proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire (without giving effect to the limitations contained in Section 5(h)) bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion and exercise of all convertible and exercisable securities then outstanding); provided , however , that in the event that any such holder exercises its right to pay the consideration for the Additional Securities purchasable hereunder with shares of Convertible Preferred Stock (as provided in Section 10(b) below), then such holder’s Pro Rata Amount shall be increased (but not decreased) to the extent necessary to equal that number of Additional Securities as are convertible into or exchangeable for such number of shares of Common Stock as is obtained by dividing (a) the Liquidation Preference attributable to such holder’s shares of Convertible Preferred Stock plus any accrued and unpaid dividends on such Convertible Preferred Stock by (b) the Conversion Value then in effect, and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer. The Corporation shall promptly, in writing, inform each holder of shares of Convertible Preferred Stock which elects to purchase all of the Additional Shares available to it (“Fully-Exercising Holder”) of any other holder’s failure to do likewise.  During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of shares of Convertible Preferred Stock were entitled to subscribe but which were not subscribed for by such holders which is equal to the proportion that the number of shares of Convertible Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Common Stock held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(iii)                                If all Additional Securities which the holders of shares of Convertible Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, during the 75-day period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice.  If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Convertible Preferred Stock in accordance herewith.

(b)                                  In the event that any holder of shares of Convertible Preferred Stock exercises its participation right under this Section 10, such holder shall be entitled to use the shares of Convertible Preferred Stock as the consideration for the purchase of its allocated portion of Additional Securities pursuant to this Section 10, with the shares of Convertible Preferred Stock being valued at the Liquidation Preference plus any accrued and unpaid dividends for such purpose .

(c)                                   The rights of the holders of Convertible Preferred Stock under this Section 10 shall not apply to:  (A) the conversion of the Convertible Preferred Stock or the Series A Cumulative Convertible Preferred Stock, the exercise of the Warrants, or the issuance of shares of Common Stock as payment of dividends to holders of Preferred Stock or the Series A Cumulative Convertible Preferred Stock, (B) the exercise of any warrants or options (collectively, the “Existing Warrants”) outstanding on the date this Certificate of Designation is filed with the Delaware Secretary of State (the “Filing Date”), (C) the issuance (at issuance or exercise prices at or above fair market value) of Common Stock, stock awards or options under, or the exercise of any options granted pursuant to, any Board-approved employee stock option or similar plan for the issuance of options or capital stock of the Corporation, or (D) the issuance of shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock.

(d)                                  The participation right set forth in this Section 10 may not be assigned or transferred, except that such right is assignable by each holder of shares of Convertible Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.

11.                                  Certificate as to Adjustments . Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

12.                                  Notices of Record Date . In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

13.                                  Redemption .

(a)                                   Redemption at the Holders’ Elections . If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall thereafter redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event.

“Redemption Triggering Event” means:

(i)                                      the Corporation’s failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect;

(ii)                                   any breach of any material warranty or representation of the Corporation as of the date made in the Preferred Stock Purchase Agreement (as defined herein) or of any agreement delivered therewith which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given in writing by the holders of a majority of Preferred Stock to the Corporation (the “Breach Cure Period”); or

(iii)                                any breach by the Corporation of any material covenant or other material provision of the Preferred Stock Purchase Agreement or of any agreement delivered therewith which is within the control of the Corporation, and which breach, if capable of being cured, has not been cured within the Breach Cure Period.

“Redemption Price” means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

(b)                                  Demand for Redemption . A holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Redemption”) to the Corporation while such Redemption Triggering Event continues specifying the following:

(i)                                      The approximate date and nature of the Redemption Triggering Event;

(ii)                                   The number of shares of Convertible Preferred Stock to be redeemed; and

(iii)                                The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) any Breach Cure Period has expired.

(c)                                   Status of Redeemed or Purchased Shares . Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

14.                                  Technology-Triggered Redemption .

(a)                                   If a Technology-Triggered Redemption Event (as defined below) has occurred, the Corporation shall redeem on a pro rata basis the Convertible Preferred Stock issued on the Date of Original Issue to any holder who gives a Demand for Technology-Triggered Redemption (as defined in Section 14(b) below). The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the “Technology-Triggered Redemption Price”, which shall equal (i) all accrued but unpaid dividends as of the Technology-Triggered Redemption Date (as defined below) with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.

(b)                                  Demand for Technology-Triggered Redemption . A holder desiring to elect a redemption as herein provided shall deliver a notice (the “Demand for Technology-Triggered Redemption”) to the Corporation specifying the following:

(i)                                      The number of shares of Convertible Preferred Stock to be redeemed; and

(ii)                                   The address to which the payment of the Technology-Triggered Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Technology-Triggered Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Technology-Triggered Redemption or under separate cover not later than thirty (30) days after the date of the Demand for Technology-Triggered Redemption (the “Technology-Triggered Redemption Date”). Payment of the Technology-Triggered Redemption Price shall be made by or on behalf of the Corporation not later than three (3) Business Days after the Technology-Triggered Redemption Date.

(c)                                   Definition of Technology-Triggered Redemption Event .  A “Technology-Triggered Redemption Event” shall mean that by October 1, 2003 the Corporation has failed to receive FDA acceptance, with no material amendment, of the following provisions regarding the Corporation’s pivotal Phase III trial for head and neck cancer: (i) a primary endpoint of some measure of quality of life (for example, preservation of organ function or appearance) and (ii) no requirement to show superiority to surgery in terms of time to local recurrence, and no requirement to show any survival benefit as a primary endpoint.  The Corporation shall notify each holder in reasonable detail not later than October 3, 2003 if (x) a Technology-Triggered Redemption Event has taken place or (y) the Corporation has received FDA acceptance or any FDA comment period has expired which preempts the reasonable possibility of a Technology-Triggered Redemption Event (the “Technology-Triggered Redemption Notice”), and such Technology-Triggered Redemption Notice shall be reasonably acceptable to the holder.  To the extent such Technology-Triggered Redemption Notice contains material non-public information of the Corporation, the Corporation shall simultaneously disclose such information in a filing on Form 8-K.

(d)                                  Deferral of Deadline .  Any holder of Preferred Stock may agree in writing with the Corporation to extend the October 1, 2003 date (and similarly extend the other deadlines) set forth in paragraph (c) above; provided that such delay shall apply only to holders of Preferred Stock who agree in writing to such extension.

15.                                  Notices . Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 11199 Sorrento Valley Road, San Diego, California 92121, facsimile: 858-597-0451, Attention: Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.

16.                                  Stock Transfer Taxes . The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

[signature page follows]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 10th day of July, 2003.

GENETRONICS BIOMEDICAL CORPORATION

By:	/s/ Avtar Dhillon
Name: Avtar Dhillon
Title: President

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series B Cumulative Convertible Preferred Stock (the “Preferred Stock”) indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Genetronics Biomedical Corporation, a Delaware corporation (the “Corporation”), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

Date of Conversion (Date of Notice)

Number of shares of Preferred Stock owned prior to Conversion

Number of shares of Preferred Stock to be Converted

Stated Value of Preferred Stock to be Converted

Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted

Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)

Applicable Conversion Value

Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):
Name:

Address:

Tax ID #:

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Beneficial Ownership Cap” contained in Section 5(h) of the Certificate of Designation of the Preferred Stock.

Name of Holder

By:
Name:
Title:

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
of
SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
of
GENETRONICS BIOMEDICAL CORPORATION
         GENETRONICS BIOMEDICAL CORPORATION , a Delaware corporation (the "Corporation"), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:
         RESOLVED, that, pursuant to Article 4, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 4,000 shares, par value $0.001 per share, to be designated "Series C Cumulative Convertible Preferred Stock" (hereinafter, the "Convertible Preferred Stock" or the "Preferred Stock"); and be it
         RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:
        1.     Dividends.     The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.
        (a)   Dividends on the Convertible Preferred Stock shall accrue solely for a period of three years from the date of original issuance of the shares of Convertible Preferred Stock (the "Date of Original Issue"), shall be cumulative from the Date of Original Issue, and such dividends shall be payable, whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Convertible Preferred Stock shall accumulate, and shall be payable in either (i) cash or (ii) at the Corporation's option solely under the circumstances set forth in the following sentence in shares of the Corporation's Common Stock (the "Common Stock"), as set forth below, in arrears, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on June 30, 2004 (the "Initial Dividend Payment Date") except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. The Corporation shall have the right to pay any dividend in shares of Common Stock if the Current Market Value (as defined clause (2) of the definition thereof below) on the Dividend Payment Date equals or exceeds the Conversion Value, as hereinafter defined, then in effect for the Convertible Preferred Stock. If the Corporation elects hereunder to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within three (3) business days after such Dividend Payment Date. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation's stock register on the record date. The record date, which shall not be greater than five (5) days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.
        (b)   The dividend rate (the "Dividend Rate") on each share of Convertible Preferred Stock shall be 6% per share per annum on $10,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the "Dividend Value") shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference. If, at the sole option of the Corporation, a dividend is to be paid in Common Stock in accordance with Section 1(a) above, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation.
        "Current Market Price" means, in respect of any share of Common Stock on any date herein specified:
        (1)   if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or
        (2)   if there shall then be a public market for the Common Stock, the higher of (x) the book value per share of Common Stock at such date, and (y) the average of the daily market prices for the 20 consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the "Daily Market Price").
        "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Exchange Act of
2

1934, as amended (the "Exchange Act")) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation's authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation's Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Preferred Stock then outstanding.
        (c)   Except for cumulative dividends on (i) the Corporation's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") provided in Section 1(a) of the Certificate of Designations of the Series A Preferred Stock, (ii) the Corporation's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") provided in Section 1(a) of the Certificate of Designations of the Series B Preferred Stock or (iii) as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.
        (d)   The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value (as hereinafter defined).
        2.     Voting Rights.     Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, subject to the Beneficial Ownership Cap limitations set forth in Section 5(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
        3.     Rights on Liquidation.
        (a)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive, pari passu with the holders of the Series A Preferred Stock and the Series B Preferred Stock, payment out of such assets of the Corporation in an amount equal to $10,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the "Liquidation Preference" for the Convertible
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Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock, Series A Preferred Stock and Series B Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock, Series A Preferred Stock and Series B Preferred Stock held by each such holder.
        (b)   If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.
        (c)   A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.
        4.     Actions Requiring the Consent of Holders of Preferred Stock.     As long as at least 35% of the number of shares of Convertible Preferred Stock issued on the Date of Original Issue are outstanding, the written consent of the holders of at least a majority of the shares of Convertible Preferred Stock, at the time outstanding, shall be necessary for effecting or validating any of the following transactions or acts:
        (a)   Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (including any increase in the number of shares of Preferred Stock authorized hereunder);
        (b)   Any amendment, alteration or repeal of the Certificate of Incorporation or Bylaws of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock, whether by merger, consolidation or otherwise;
        (c)   The authorization, creation, offer or sale by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock) ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Convertible Preferred Stock in any manner;
        (d)   Any increase in the number of authorized shares of, any stock of the Corporation of any class; provided, that, such actions in connection with a Change of Control shall not require approval pursuant to this Section 4(d); provided, further, that the foregoing proviso shall in no way be deemed to impair any other voting rights of the Convertible Preferred Stock set forth herein or under applicable law;
        (e)   The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than the: (i) redemption of
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Preferred Stock pursuant to the terms hereof, (ii) redemption of the Series A Preferred Stock or the Series B Preferred Stock, in either case, pursuant to the terms thereof, (iii) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the "Warrants") under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Preferred Stock on the Date of Original Issue (the "Preferred Stock Purchase Agreement"), pursuant to the redemption terms of the Warrants, (iv) redemption of the warrants to purchase shares of Common Stock that are issued or issuable (the "Series A and B Warrants") under that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Series A Preferred Stock and Series B Preferred Stock and dated as of July 14, 2003, pursuant to the redemption terms of the Series A and B Warrants, (v) repurchase of shares at cost from employees of the Corporation upon termination of employment with the Corporation in accordance with written agreements pursuant to which the shares were issued, or (vi) repurchase or redemption of shares pursuant to written agreements outstanding on the Date of Original Issue; and
        (f)    The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Preferred Stock, the Series A Preferred Stock or the Series B Preferred Stock.
        5.     Conversion.
        (a)     Right to Convert.     Subject to the limitation set forth in Section 5(h) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder's option, to convert all or any lesser portion of such holder's shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.
        (b)     Mandatory Conversion.     Subject to the limitation set forth in Section 5(h) hereof, at any time after twelve months following the Original Issue Date all the outstanding Convertible Preferred Stock shall be converted at the option of the Corporation upon thirty (30) days prior written notice to the holders of the Convertible Preferred Stock (the "Notice"), following the occurrence of the following event (a "Conversion Triggering Event"), as of the expiration of the thirty day period set forth in the Notice, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Convertible Preferred Stock:
        (i)    The Registration Statement (as hereinafter defined) covering all of the shares of Common Stock into which the Preferred Stock is convertible is effective (or all of the shares of Common Stock into which the Preferred Stock is convertible may be sold without restriction pursuant to Rule 144(k) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"));
        (ii)   the Daily Market Price (solely as provided in clause (2)(i) or (2)(ii) of the definition of Current Market Price) of the Common Stock is greater than $4.50 per share (subject to
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adjustment for stock dividends, subdivisions and combinations) for twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders; and
        (iii)  the average daily trading volume (subject to adjustment for stock dividends, subdivisions and combinations) of the Common Stock for at least twenty of the thirty consecutive trading days prior to the date the Notice is distributed to the holders exceeds 100,000 shares.
        "Registration Statement" shall have the meaning established in the Investor Rights Agreement dated the Date of Original Issue by and among the Corporation and the other parties signatory thereto.
        (c)     Mechanics of Conversion.
        (i)    Such right of conversion (other than mandatory conversion) shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.
        (ii)   The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Preferred Stock) within three (3) trading days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) trading days after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of Converting Shares or in payment of dividends hereunder, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the
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Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation intentionally and willfully fails to deliver to the holder such certificate or certificates (or shares through DTC) pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 2% of the Liquidation Preference of all Preferred Stock held by such holder per month until such delivery takes place.
        The Corporation's obligation to issue Common Stock upon conversion of Preferred Stock shall be absolute, is independent of any covenant of any holder of Preferred Stock, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Preferred Stock whether pursuant to this Certificate of Designations, the Preferred Stock Purchase Agreement, the Investor Rights Agreement, the Warrants or otherwise.
        (iii)  Subject to the provisions of Section 5(h), in the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the effective date set forth in the Notice as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.
        (d)     Beneficial Ownership Cap.     To the extent that any shares of Convertible Preferred Stock are not automatically converted upon the occurrence of a Conversion Triggering Event on account of the application of Section 5(h), such shares of Convertible Preferred Stock shall be deemed converted automatically under this Section 5 at the first moment thereafter when Section 5(h) would not prevent such conversion. Notwithstanding the preceding sentence, following the Conversion Triggering Event, on the effective date of conversion set forth in the Notice, the right to: (a) accrue dividends on Preferred Stock (other than dividends pursuant to Section 1(e) hereof); (b) the liquidation preference of the Preferred Stock, including, without limitation, the right to be treated as holders of Preferred Stock in the event of a merger or consolidation; (c) the veto rights described in Section 4 hereof; and (d) the participation rights provided in Section 10 hereof, (e) the redemption rights in Section 13 hereof, and (f) all other preferential contractual rights granted to holders of the Preferred Stock (but not the Common Stock), shall cease immediately.
        (e)     Conversion Value.     The initial conversion value for the Convertible Preferred Stock shall be $1.70 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.
        (f)     Stock Dividends, Subdivisions and Combinations.     If at any time while the Preferred Stock is outstanding, the Corporation shall:
        (i)    cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,
        (ii)   subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or
        (iii)  combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,
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then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.
        (g)     Certain Other Distributions.     If at any time while the Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:
        (i)    cash,
        (ii)   any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or
        (iii)  any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock ("Conversion Shares"), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Preferred Stock, and if the holders of a majority of the outstanding Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).
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        (h)     Blocking Provisions.
        (i)    Except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) does not exceed 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"); provided that for all purposes herein, the "Beneficial Ownership Cap" shall equal 9.95% with respect to holders of Convertible Preferred Stock who, on the Date of Original Issue, beneficially own together with any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) in excess of 4.95% of the total number of shares of Common Stock of the Corporation then issued and outstanding. For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.
        (ii)   In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock.
        (iii)  Notwithstanding the foregoing provisions of Section 5(h), any holder of Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein.
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        (i)     Common Stock Reserved.     The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).
        6.     Other Provisions Applicable to Adjustments.     The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:
        (a)     When Adjustments to Be Made.     The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which such Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
        (b)     Fractional Interests.     In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.
        (c)     When Adjustment Not Required.     If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
        (d)     Escrow of Stock.     If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.
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        7.     Merger, Consolidation or Disposition of Assets.
        (a)   If, after the Date of Original Issue and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation's Board of Directors; or (ii) a merger or consolidation of the Corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Corporation's Board of Directors; or (iii) a sale, transfer or other disposition of all or substantially all the Corporation's property, assets or business to another corporation (each, a "Change of Control"), then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder's election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election:
        (i)    upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event, or
        (ii)   at the effective time of such Change of Control, 120% of the Liquidation Preference that would have been payable immediately prior to the effective time of such Change of Control plus accrued but unpaid dividends.
        If a timely election is not made pursuant to this Section 7(a), the holder shall receive the benefit of Section 7(a)(i) and shall not be entitled to the benefit of Section 7(a)(ii).
        (b)   In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall have the right to expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.
        (c)   The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.
        8.     Other Action Affecting Common Stock.     In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of
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shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances; provided, that the mere authorization or issuance of additional shares of capital stock of the Company shall not be considered any action in respect of its Common Stock for purposes of this Section 8.
        9.     Certain Limitations.     Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.
        10.     Participation Rights.
        (a)   Subject to the terms and conditions specified in this Section 10, at any time while the Convertible Preferred Stock is outstanding, the holders of shares of Convertible Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, "Additional Securities") on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Convertible Preferred Stock in accordance with the following provisions:
        (i)    The Corporation shall deliver a notice (the "Issuance Notice") to the holders of shares of Convertible Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the approximate number of such Additional Securities to be offered, (c) the price (or pricing formula) and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.
        (ii)   By written notification received by the Corporation, within ten (10) days after giving of the Issuance Notice, any holder of shares of Convertible Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder's Pro Rata Amount (as defined below). The "Pro Rata Amount" for any given holder of shares of Convertible Preferred Stock shall equal that portion of the Additional Securities that the Corporation proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire (without giving effect to the limitations contained in Section 5(h)) bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion and exercise of all convertible and exercisable securities then outstanding); provided , however , that in the event that any such holder exercises its right to pay the consideration for the Additional Securities purchasable hereunder with shares of Convertible Preferred Stock (as provided in Section 10(b) below), then such holder's Pro Rata Amount shall be increased (but not decreased) to the extent necessary to equal that number of Additional Securities as are convertible into or exchangeable for such number of shares of Common Stock as is obtained by dividing (a) the Liquidation Preference attributable to such holder's shares of Convertible Preferred Stock plus any accrued and unpaid dividends on such Convertible Preferred Stock by (b) the Conversion Value then in effect, and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer.
        (iii)  If all Additional Securities which the holders of shares of Convertible Preferred Stock are entitled to obtain pursuant to Section 10(a)(ii) are not elected to be obtained as provided in Section 10(a)(ii) hereof, the Corporation may, at its option, during the 75-day
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period following the expiration of the period provided in Section 10(a)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of shares of Convertible Preferred Stock in accordance herewith.
        (b)   In the event that any holder of shares of Convertible Preferred Stock exercises its participation right under this Section 10, such holder shall be entitled to use the shares of Convertible Preferred Stock as the consideration for the purchase of its allocated portion of Additional Securities pursuant to this Section 10, with the shares of Convertible Preferred Stock being valued at the Liquidation Preference plus any accrued and unpaid dividends for such purpose .
        (c)   The rights of the holders of Convertible Preferred Stock under this Section 10 shall not apply to: (A) the conversion of the Convertible Preferred Stock, the Series A Preferred Stock or the Series B Preferred Stock, the exercise of the Warrants or the Series A and B Warrants, or the issuance of shares of Common Stock as payment of dividends to holders of Preferred Stock, Series A Preferred Stock or the Series B Preferred Stock, (B) the exercise of any warrants or options (collectively, the "Existing Warrants") outstanding on the date this Certificate of Designation is filed with the Delaware Secretary of State (the "Filing Date"), (C) the issuance (at issuance or exercise prices at or above fair market value) of Common Stock, stock awards or options under, or the exercise of any options granted pursuant to, any Board-approved employee stock option or similar plan for the issuance of options or capital stock of the Corporation, (D) the issuance of shares of Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock or (E) in connection with a bona fide joint venture or development agreement or strategic partnership, the primary purpose of which is not to raise equity capital.
        (d)   The participation right set forth in this Section 10 may not be assigned or transferred, except that such right is assignable by each holder of shares of Convertible Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder.
        11.     Certificate as to Adjustments.     Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).
        12.     Notices of Record Date.     In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at
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least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.
        13.     Redemption.
        (a)     Redemption at the Holders' Elections.     If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall thereafter redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event.
        "Redemption Triggering Event" means:
        (i)    the Corporation's failure or refusal to convert any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect;
        (ii)   any breach of any material warranty or representation of the Corporation as of the date made in the Preferred Stock Purchase Agreement (as defined herein) or of any agreement delivered therewith which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given in writing by the holders of a majority of Preferred Stock to the Corporation (the "Breach Cure Period"); or
        (iii)  any breach by the Corporation of any material covenant or other material provision of the Preferred Stock Purchase Agreement or of any agreement delivered therewith which is within the control of the Corporation, and which breach, if capable of being cured, has not been cured within the Breach Cure Period.
        "Redemption Price" means (i) all accrued but unpaid dividends as of the date of Demand for Redemption with respect to each share to be redeemed, plus (ii) 100% of the Liquidation Preference of each share to be redeemed.
        (b)     Demand for Redemption.     A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:
        (i)    The approximate date and nature of the Redemption Triggering Event;
        (ii)   The number of shares of Convertible Preferred Stock to be redeemed; and
        (iii)  The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account to which payment of the Redemption Price shall be required.
        A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) any Breach Cure Period has expired.
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        (c)     Status of Redeemed or Purchased Shares.     Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.
        14.     Notices.     Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 11199 Sorrento Valley Road, San Diego, California 92121, facsimile: 858-597-0451, Attention: Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation's stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.
        15.     Stock Transfer Taxes.     The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
[signature page follows]
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        IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 3 rd day of May, 2004.

GENETRONICS BIOMEDICAL CORPORATION

By:	/s/ AVTAR DHILLON
Name:	Avtar Dhillon
Title:	President
16

EXHIBIT A

FORM OF CONVERSION NOTICE
(To be executed by the registered Holder in order to convert shares of Preferred Stock)
        The undersigned hereby irrevocably elects to convert the number of shares of Series C Cumulative Convertible Preferred Stock (the "Preferred Stock") indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of Genetronics Biomedical Corporation, a Delaware corporation (the "Corporation"), according to the Certificate of Designations of the Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Preferred Stock being converted is attached hereto.

Date of Conversion (Date of Notice)
Number of shares of Preferred Stock owned prior to Conversion
Number of shares of Preferred Stock to be Converted
Stated Value of Preferred Stock to be Converted
Amount of accumulated and unpaid dividends on shares of Preferred Stock to be Converted
Number of shares of Common Stock to be Issued (including conversion of accrued but unpaid dividends on shares of Preferred Stock to be Converted)
Applicable Conversion Value
Number of shares of Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):
Name:

Address:

Tax ID #:

        The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the "Beneficial Ownership Cap" contained in Section 5(h) of the Certificate of Designation of the Preferred Stock.

Name of Holder
By:

Name:
Title:

CERTIFICATE OF DECREASE
of
SHARES OF SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
of
GENETRONICS BIOMEDICAL CORPORATION
        Pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware, it is hereby certified that:
        1.     The name of the corporation (hereinafter referred to as the "Corporation") is Genetronics Biomedical Corporation, a Delaware corporation.
        2.     The designation of the series of shares of stock of the Corporation to which this certificate relates is Series C cumulative convertible preferred stock, par value $0.001 per share (hereinafter, the "Series C Preferred Stock").
        3.     The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the shares of Series C Preferred Stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation. A certificate setting forth the said resolution (the "Certificate of Designations, Rights and Preferences of Series C Cumulative Convertible Preferred Stock") has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.
        4.     The Board of Directors of the Corporation has adopted the following resolution:
RESOLVED, that none of the 4,000 authorized shares of the Series C Preferred Stock of the Corporation have been issued;
RESOLVED FURTHER, that the number of authorized shares of the Series C Preferred Stock is hereby reduced to 1,091 shares; and
RESOLVED FURTHER, that the proper officers of the Corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Reduction, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 10 th day of May, 2004.

GENETRONICS BIOMEDICAL CORPORATION

By:	/s/ PETER KIES
Name:	Peter Kies
Title:	Chief Financial Officer

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENETRONICS BIOMEDICAL CORPORATION,
a Delaware corporation
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, Avtar Dhillon, President and Chief Executive Officer of Genetronics Biomedical Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY,
FIRST: The name of the Corporation is Genetronics Biomedical Corporation (hereinafter the “Corporation”).
SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.
THIRD: That Article 4 of the Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph two:
“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment with the Delaware Secretary of State, every four outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Amended and Restated Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated for purposes of such combination and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the  shares so aggregated. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing combination of shares: (1) the Corporation shall, upon the surrender of such stockholder’s stock certificate(s), pay a cash amount to such stockholder equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sales prices of the Common Stock (as adjusted to reflect the combination of shares effected hereby) for the 20 trading days immediately prior to the Effective Time, as reported by the American Stock Exchange; provided that if such price or prices are not available, or if the stock is no longer traded on the American Stock Exchange, the fractional share payment shall be based on such other price as determined by the Board of Directors of the Corporation; or (2) the Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto in the manner described below. The Board of Directors shall determine in its sole and absolute discretion which of the foregoing means shall be utilized for paying to stockholders the value of the fractional shares to which they otherwise would be entitled. If the Corporation arranges for the disposition of fractional interests by those entitled thereto, the aggregate of all fractional shares otherwise issuable to the holder of record of Common Stock shall be issued to Computershare Trust Company, the transfer agent, as agent for the accounts of all holders of record of Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock on the American Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to the holders of record entitled thereto their pro rata share of the net proceeds derived from the sale of the fractional interests.”

FOURTH: That said amendment was duly adopted, in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.
IN WITNESS WHEREOF, said Board of Directors of Genetronics Biomedical Corporation have caused this Certificate to be signed by its Chief Executive Officer, Avtar Dhillon, and attested by Peter Kies, its Chief Financial Officer, this 10 day of September, 2004.
GENETRONICS BIOMEDICAL CORPORATION

		By:	/s/ Avtar Dhillon

		Name: Title:	Avtar Dhillon Chief Executive Officer

Attest:

By:	/s/ Peter Kies

Name: Title:	Peter Kies Chief Financial Officer

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
of
SERIES D CONVERTIBLE PREFERRED STOCK
of
GENETRONICS BIOMEDICAL CORPORATION
GENETRONICS BIOMEDICAL CORPORATION , a Delaware corporation (the “Corporation”), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation of the Corporation, as amended to date, which authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:
RESOLVED, that, pursuant to Article 4, of the Certificate of Incorporation of the Corporation, as amended to date, the Board hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 1,966,292 shares, par value $0.001 per share, to be designated “Series D Convertible Preferred Stock” (hereinafter, the “Convertible Preferred Stock”); and be it
RESOLVED, that each share of Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:
1.  Dividend Provisions . Subject to the prior and superior right of the Corporation’s Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock and Series C Cumulative Convertible Preferred Stock, the holders of the Convertible Preferred Stock shall be entitled to receive dividends, payable in cash, when, as and if declared by the Board, out of funds legally available therefor.
2.  Voting Rights . Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote, or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3. Rights on Liquidation .
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), the holders of the Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (i) before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock or any class or series of stock ranking on liquidation junior to the Convertible Preferred Stock, (ii) ratably with any class or series of stock ranking on liquidation on a parity with the Convertible Preferred Stock, and (iii) after and subject to the payment in full of all amounts required to be distributed to the holders of the Corporation’s Series A Cumulative Convertible Preferred Stock, Series B Cumulative Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Convertible Preferred Stock, an amount equal to the product of Ninety Percent (90%) multiplied by Three Dollars and Fifty Six Cents ($ 3.56) (the “Purchase Price”) per share of Convertible Preferred Stock (such applicable amount being referred to as the “Liquidation Preference” for the Convertible Preferred Stock).
(b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.
(c) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.
4.  Actions Requiring the Consent of Holders of Convertible Preferred Stock . As long as at least 35% of the number of shares of Convertible Preferred Stock issued on January 25, 2005 (the “Date of Original Issue”) are outstanding, the written consent of the holders of at least a majority of the shares of Convertible Preferred Stock, at the time outstanding, shall be necessary for effecting or validating any of the following transactions or acts:
(a) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation, (including any increase in the number of Preferred Stock authorized hereunder);
(b) Any amendment, alteration or repeal of the Certificate of Incorporation or Bylaws of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock, whether by merger, consolidation or otherwise;
(c) Any increase in the number of authorized shares of, any stock of the Corporation of any class; provided, that, such actions in connection with a Change of Control shall not require approval pursuant to this Section 4(c); provided, further, that the foregoing provisio shall in no way be deemed to impair any other voting rights of the Convertible Preferred Stock set forth herein or under applicable law; and
(d) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock.

5. Conversion .
(a)  Right to Convert . The holder of any share or shares of Convertible Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Purchase Price of the shares of Convertible Preferred Stock to be converted by (ii) the applicable Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.
(b) Mechanics of Conversion .
(i) Such right of conversion shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.
(ii) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Convertible Preferred Stock, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Corporation may cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on the Conversion Date.
(iii) In the event that a Conversion Triggering Event has occurred, all the shares of Preferred Stock shall be converted on the effective date set forth in the Notice as if the holders thereof had delivered a Conversion Notice with respect to such shares on such day. Promptly thereafter, the holders of the Convertible Preferred Stock shall deliver their certificates evidencing the Convertible Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the Convertible Preferred Shares have been converted.
(c)  Conversion Value . The initial conversion value for the Convertible Preferred Stock shall be Three Dollars and Fifty Six Cents ($3.56) per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section 5. Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(d)  Stock Dividends, Subdivisions and Combinations . If at any time while the Preferred Stock is outstanding, the Corporation shall:
(i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,
(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.
(e)  Certain Other Distributions . If at any time while the Convertible Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:
(i) cash,
(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional  shares of Common Stock as provided in Section 5(d) hereof), or
(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(e)(i), 5(e)(ii) and 5(e)(iii) hereof, the “Distributed Property”), then upon any conversion of Preferred Stock that occurs after such record date, the holder of Preferred Stock shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion of the Preferred Stock (“Conversion Shares”), the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the “Valuation Report”) prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Convertible Preferred Stock, and if the holders of a majority of the outstanding Convertible Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Convertible Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Convertible Preferred Stock and acceptable to the Company in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Convertible Preferred Stockholders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(e) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(d).
(f) In the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Convertible Preferred Stock.
(g)  Common Stock Reserved . The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding.
6.  Other Provisions Applicable to Adjustments . The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:
(a)  When Adjustments to Be Made . The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(d)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which such Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
(b)  Fractional Interests . In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.
(c)  When Adjustment Not Required . If the Corporation undertakes a transaction contemplated under Section 5(f) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(d) and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(f), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
(d)  Escrow of Stock . If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7. Merger, Consolidation or Disposition of Assets .
(a) If, after the Original Issue Date and while the Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation’s Board of Directors; or (ii) a merger or consolidation of the Corporation where the holders of the Corporation’s voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Corporation’s Board of Directors; or (iii) a sale, transfer or other disposition of all or substantially all the Corporation’s property, assets or business to another corporation (each, a “Change of Control”), then the holder of the Convertible Preferred Stock shall have the right thereafter to receive, at the holder’s election, which election which must be delivered by the holder to the Corporation within 10 days after receiving notice from the Corporation of the right to make such election, upon the conversion of the Convertible Preferred Stock, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to such event,
(b) In case of any such Change of Control, the successor or acquiring corporation (if other than the Corporation) shall have the right to expressly assume the due and punctual observance and performance of each and every covenant and condition of contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Convertible Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in Section 5. For purposes of Section 5, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.
(c) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions.
8.  Certificate as to Adjustments . Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.
9.  Notices of Record Date . In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

10.  Notices . Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows: (i) if to the Corporation, to 11199 Sorrento Valley Road, San Diego, California 92121, facsimile: 858-597-0451, Attention: Chief Financial Officer, or (ii) if to a holder of Preferred Stock, to the address or facsimile number appearing on the Corporation’s stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Preferred Stock may provide to the other in accordance with this Section.
13.  Stock Transfer Taxes . The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designations, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 25th day of January, 2005.
GENETRONICS BIOMEDICAL CORPORATION
By: /s/ Avtar Dhillon
Name: Avtar Dhillon
Title: President and Chief Executive Officer

EXHIBIT A
FORM OF CONVERSION NOTICE
(To be executed by the registered Holder in order to convert shares of Convertible Preferred Stock)
The undersigned hereby irrevocably elects to convert the number of shares of Series D Convertible Preferred Stock (the “Convertible Preferred Stock”) indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Genetronics Biomedical Corporation, a Delaware corporation (the “Corporation”), according to the Certificate of Designations of the Convertible Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Convertible Preferred Stock being converted is attached hereto.
      Date of Conversion (Date of Notice)
      Number of shares of Convertible Preferred Stock owned prior to Conversion
      Number of shares of Convertible Preferred Stock to be Converted
      Stated Value of Convertible Preferred Stock to be Converted
      Number of shares of Common Stock to be Issued
      Number of shares of Convertible Preferred Stock owned subsequent to Conversion
Conversion Information:[NAME OF HOLDER]
Address of Holder:
Issue Common Stock to (if different than above):
Name:
Address:

Tax ID #:
Name of Holder
By:
Name:
Title:

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENETRONICS BIOMEDICAL CORPORATION,
a Delaware corporation
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, Avtar Dhillon, President and Chief Executive Officer of Genetronics Biomedical Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY,
FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first article of the Certificate of Incorporation in its present form and substituting therefore a new article in the following form:
“FIRST: The name of the corporation is Inovio Biomedical Corporation (hereinafter the “Corporation”).”
SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called on September 10, 2004 and held upon notice in accordance with Section 222 of the DGCL.
IN WITNESS WHEREOF this Certificate of Amendment of Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this 31 st day of March 2005.

By: /s/ Avtar Dhillon

Name: Avtar Dhillon Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF INCORPORATION
OF
INOVIO BIOMEDICAL CORPORATION
The undersigned, J. Joseph Kim, hereby certifies that:
1. He is the duly elected and acting President and Chief Executive Officer of Inovio Biomedical Corporation, a Delaware corporation.
2. Article FIRST of the Certificate of Incorporation of the corporation is amended and restated in its entirety to read as follows:
“FIRST The name of the corporation is Inovio Pharmaceuticals, Inc. (hereinafter the “Corporation”).”
3. The foregoing amendment was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.
The undersigned declares that he has caused this certificate to be signed on May 14, 2010.

/s/ J. Joseph Kim
J. Joseph Kim President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INOVIO PHARMACEUTICALS, INC.
Inovio Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
The following amendment to the Corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:
RESOLVED, that the first paragraph of Article 4 of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:
“The Corporation is authorized to issue two classes of shares designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of Preferred stock the Corporation shall have authority to issue is 10,000,000 shares, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have the authority to issue is 600,000,000 shares, $0.001 par value per share.”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation of the Corporation to be executed by its President and Chief Executive Officer this 20th day of May, 2013.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ J. Joseph Kim
J. Joseph Kim
President and Chief Executive Officer